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                                                                     EXHIBIT 3.3









                             ORGANIZATIONAL BY-LAWS







                                       OF






                                  CONVERIUM LTD








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TABLE OF CONTENTS

1  BOARD OF DIRECTORS..........................................................3

   1.1   Main Duties and Responsibilities......................................3
   1.2   Delegation of Duties and Responsibilities.............................5
   1.3   Meetings and Resolutions of the Board of Directors....................5
   1.4   Constitution and Signing Authorities..................................7
   1.5   Confidentiality, Return of Documents..................................7
   1.6   Remuneration, Expenses................................................7

2  EXECUTIVE COMMITTEE.........................................................6

   2.1   Members...............................................................8
   2.2   Approvals and Decisions...............................................9
   2.3   Meetings..............................................................9
   2.4   Quorum, Voting, Abstention from Voting, Minutes, Reporting...........10

3  CHIEF EXECUTIVE OFFICER CONVERIUM LTD......................................10

   3.1   Main Duties and Responsibilities.....................................10
   3.2   Duties and Responsibilities based on the Organizational By-Laws of
           Converium Holding Ltd..............................................12
   3.3   Reporting, Delegation................................................12

4  OTHER FUNCTIONAL LEVELS....................................................12

   4.1   Organization.........................................................12
   4.2   Duties and Responsibilities, Reporting...............................13

5  ADOPTION AND AMENDMENT.....................................................14



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BASIS AND OVERVIEW

These organizational by-laws (the "ORGANIZATIONAL BY-LAWS") are enacted by the board of directors of Converium Ltd (the "COMPANY") pursuant to Art. 716 b of the Swiss Code of Obligations ("CO") and Art. 16 of the Company's Articles of Incorporation.

The Company belongs to the Converium group of companies (the "GROUP"). Therefore, the resolutions and actions to be taken by the bodies of the Company shall, to the extent legally possible, be taken in line with the guidelines and policies established by Converium Holding Ltd, the parent company of the Company.

The Organizational By-laws set out the competencies, duties and responsibilities of the Board of Directors of the Company (the "BOARD OF DIRECTORS"), the Executive Committee of the company (the "EXECUTIVE COMMITTEE"), the Chief Executive Officer of the Company (the "CEO CONVERIUM LTD") as well as of the members of the Executive Committee exercising functions for the Company, each of them a "FUNCTIONAL LEVEL". The competencies, duties and responsibilities of each Functional Level are subject to the competencies, duties and responsibilities of the other Functional Levels described in these Organizational By-laws.

The Organizational By-laws also refer to certain functions which the Company provides for the Group (each of them a "GROUP FUNCTION"), it being understood that the competencies, duties and responsibilities of the Group Functions shall be set forth in the Organizational By-Laws of Converium Holding Ltd and in further regulations issued by Converium Holding Ltd.

Capitalized terms used in these Organizational By-laws and not otherwise defined herein shall have the meaning ascribed to them in the organizational by-laws of Converium Holding Ltd.



1        BOARD OF DIRECTORS



1.1      MAIN DUTIES AND RESPONSIBILITIES

1.1.1    The Board has the following duties and responsibilities:

         1.1.1.1 The ultimate direction of the Company and the issuance of the necessary instructions.

         1.1.1.2  The determination of the organization.

         1.1.1.3 The determination of the principles of accounting, financial control and financial planning.

         1.1.1.4 The appointment and removal of the persons entrusted with the management and representation of the Company.

         1.1.1.5 The ultimate supervision of the persons entrusted with the management of the Company, especially in view of their



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                  compliance with the law, the Articles of Incorporation,
                  regulations and instructions.


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         1.1.1.6  The preparation of the business report (Art. 663d CO) as well as of the annual shareholders' meeting (Art. 698 et seq. CO) and the implementation of its resolutions. 1.1.1.7 The notification of the judge in case of over-indebtedness (Arts. 725-725a CO).

         1.1.1.8 The issue of option rights and conversion rights in respect of shares of the Company, the increase of the share capital out of authorized capital as well as resolutions concerning capital increases and respective amendments to the Articles of Incorporation.

         1.1.1.9 The examination of the professional skills of qualified auditors.

1.1.2 The Board of Directors may assign the preparation and the implementation of its resolutions as well as the supervision of individual business transactions to Committees, individual members of the Board of Directors, to the Executive Committee, to the CEO Converium Ltd or to the any other Functional Level. It shall provide for adequate reporting to the Board of Directors.



1.2      DELEGATION OF DUTIES AND RESPONSIBILITIES

1.2.1 In all respects other than those set forth in Section 1.1, the Board of Directors hereby fully delegates the management of the Company to the CEO Converium Ltd, subject to the powers and duties delegated to the Executive Committee and the Executive Managers, all as set forth in these Organizational By-laws.



1.3      MEETINGS AND RESOLUTIONS OF THE BOARD OF DIRECTORS

1.3.1    Convocation of Meetings

         The Chairman or the Vice-Chairman of the Board of Directors shall call meetings of the Board as often as circumstances call for or if a member so requires and specifies the reasons. The convening shall take place within two weeks. The convocation shall be made not less than ten days before the meeting is held in writing (or by telefax or e-mail if the sender can be identified as the relevant member of the Board of Directors) and by announcing the agenda.

1.3.2    Resolutions

         1.3.2.1 In order to pass resolutions, the majority of the members of the Board of Directors must be present. Telephone conferences and video conferences are permitted if the participants can be identified unequivocally and clearly. No quorum of present members shall be necessary for resolutions of the Board of Directors providing for the confirmation of capital increases or


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                  for the amendment of the Articles of Incorporation in
                  connection with capital increases.



         1.3.2.2 The resolutions and elections by the Board of Directors require a majority of the votes cast. The chairperson shall have a casting vote.



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         1.3.2.3  Resolutions may be adopted by way of circular letter, including telegram, telefax and e-mail (if the sender can be identified as the relevant member of the Board of Directors), provided that no member requests a verbal discussion. In case of circular resolutions, the absolute majority of all votes is required.


         1.3.2.4 The negotiations and the resolutions of the Board of Directors shall be kept in the minutes, which shall be signed by the chairperson and the secretary.


1.4      CONSTITUTION AND SIGNING AUTHORITIES

1.4.1 The Board of Directors constitutes itself. In particular, it appoints its Chairman and its Vice-Chairman, if any. The Board of Directors also appoints a secretary (the "SECRETARY") who does not need to be a member of the Board of Directors.

1.4.2 The signing authority of the members of the Board of Directors shall be determined by the Board of Directors. Its respective decisions are to be entered into the commercial register.



1.5      CONFIDENTIALITY, RETURN OF DOCUMENTS

1.5.1 The members of the Board of Directors, the Secretary and any further persons invited to attend meetings of the Board of Directors shall treat confidential all information on facts which come to their attention in the execution of their office and which are not otherwise public knowledge. All persons shall remain under the obligation to observe confidentiality even after termination of their mandates/employment.

1.5.2 When withdrawing from the respective function, a member of the Board of Directors or the Secretary must return all documents in any form which concern the affairs of the Company to the Chairman or the Vice-Chairman or the Secretary by no later than the end of their term of office.



1.6      REMUNERATION, EXPENSES

         The remuneration of the members of the Board of Directors is considered a part of the normal compensation of such member. Expenses and disbursements shall be compensated in accordance with the general regulations of the Company.



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2        EXECUTIVE COMMITTEE

2.1      MEMBERS

2.1.1 The Executive Committee shall consist of the following persons who shall carry out the following functions for the Company(1):

         o        The Chief Executive Officer of the Company (the "CEO CONVERIUM
                  LTD")

         o        The Chief Financial Officer of the Company (the "CFO CONVERIUM
                  LTD").

         o The Chief Underwriting Officer Overseas of the Company (the "CHIEF UNDERWRITER OVERSEAS").

         o The Chief Underwriting Officer Europe of the Company (the "CHIEF UNDERWRITER EUROPE").

         o The Chief Underwriting Officer Speciality Lines of the Company (the "CHIEF UNDERWRITER SPECIALITY LINES").

         o        The Chief Actuarial Officer of the Company (the "CHIEF
                  ACTUARY").

         o The Chief Human Resources Officer (the "CHIEF HUMAN RESOURCES OFFICER") for the Company's employment matters.

         With the exception of the CEO Converium Ltd, these persons shall be appointed by the CEO Converium Ltd.

2.1.2 The members of the Executive Committee are herein referred to as "EXECUTIVE MANAGERS".

2.1.3 The following EXECUTIVE MANAGERS shall constitute the Finance Committee, which shall be responsible for the preparation and submission to the EXECUTIVE MANAGERS of any financial matters relating to the Company:

         o        The CEO CONVERIUM LTD

         o        The CFO CONVERIUM LTD

         o        The CHIEF UNDERWRITING OFFICERS of the Company

         o        The CHIEF ACTUARY of the Company




_________________________

(1) Amendment as per BOD Meeting dd. October 24, 2002.


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2.1.4    Subject to the powers reserved by the Board of the Company, the Board of Converium Holding Ltd, the Group Executive Committee (GEC) and/or the Group CEO as per the Company's and/or Converium Holding Ltd's Articles of Incorporation or by-laws, the Executive Committee shall be responsible for the following tasks

         o        Strategic and operational management of the Company

         o Implementation of any decisions by the Company's Board or the Board of Converium Holding Ltd or the Group Executive Committee

         o Adequate and efficient communication to and from the Company's Board or the Board of Converium Holding Ltd or the Group Executive Committee (GEC)



2.2      APPROVALS AND DECISIONS

2.2.1 The following matters, transactions and actions require the final approval of the Executive Committee in order to become effective:



         2.2.1.1 Review and approval of any proposals to the Company's Board relating to financial, strategic and other plans of the Company submitted by the Finance Committee

         2.2.1.2 Review and approval of any proposals to the Company's Board relating to the financial results of the Company submitted by the Finance Committee

         2.2.1.3 Review and approval of proposals to the Company's Board relating to the technical reserves of the Company submitted by the Finance Committee

         2.2.1.4 Proposals to the Board of Converium Holding Ltd, regarding new lines of business and offices

         2.2.1.5  Changes in the organizational structures of the Company

         2.2.1.6  The Company's Risk Management Policy

         2.2.1.7 Preparation of any other matters, which are subject to the approval of the Boards of the Company or Converium Holding Ltd or the Group Executive Committee (GEC) respectively.


2.3      MEETINGS

2.3.1 Meetings of the Executive Committee shall be chaired by the CEO Converium Ltd, in his absence by the CFO Converium Ltd or any other Executive Manager appointed by the CEO Converium Ltd or the CFO Converium Ltd. The Executive Committee shall meet monthly or more frequently if and when the need arises or if a member thereof so requests.


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         Meetings of the Executive Committee may also be held by way of a telephone conference or a video conference.

2.3.2 The Executive Committee shall invite persons, from time to time or on a regular basis, not being regular members of the Executive Committee, to attend meetings of the Executive Committee and to be involved in any particular matter or project work of the Executive Committee should the circumstances so require(2). The Executive Committee may involve such persons in any deliberation on matters for which they have been called into the meeting or grant such persons a vote in conjunction with the respective matters for which they have been called.



2.4      QUORUM, VOTING, ABSTENTION FROM VOTING, MINUTES, REPORTING

2.4.1 As far as these Organizational By-laws do not provide otherwise, the Executive Committee constitutes a quorum if the majority of its members is present and resolutions are by simple majority of votes cast, the member presiding over the meeting having a casting vote.

2.4.2 In the event of a vote on matters liable to give rise to a conflict of interest, members of the Executive Committee shall abstain from voting.

2.4.3 Resolutions may be adopted by way of circular letter, including telefax and e-mail if the sender can be identified as the relevant member of the Executive Committee. Each member of the Executive Committee may, however, request within ten days from the receipt of the respective motion that an item be discussed and a resolution thereon be taken at a meeting of the Executive Committee. Circular resolutions are passed by simple majority of all votes of the Executive Committee.

2.4.4    Absent members of the Executive Committee may not be represented.

2.4.5 The secretary appointed by the Executive Committee shall keep the minutes of the meetings of the Executive Committee.


3        CHIEF EXECUTIVE OFFICER CONVERIUM LTD


3.1      MAIN DUTIES AND RESPONSIBILITIES

3.1.1 The CEO Converium Ltd is responsible for the management of the Company, in accordance with these Organizational By-laws, in particular the powers and duties of the Board of Directors, the Executive Committee and the other Functional Levels. In exercising his functions, the CEO Converium Ltd shall take into due account the competencies, duties and


_________________________

(2) Amendment as per BOD Meeting dd. October 24, 2002.


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         responsibilities set forth in the organizational By-laws of Converium
         Holding Ltd as well as resolutions and decisions taken by a competent Group body which have an effect on the Company.

3.1.2 The management responsibilities of the CEO Converium Ltd include, in particular, the following items:

         3.1.2.1 Conducting and management of the entire operational activities of the Company and imposition of the measures which the organization of the Company requires.

         3.1.2.2 Execution of the resolutions taken by the Board of Directors and by the Executive Committee.

         3.1.2.3 Formalization, if deemed appropriate, of all resolutions and decisions taken by a competent Group body and which have an effect on the Company.

         3.1.2.4 Issuance of the necessary instructions to and supervision of the Functional Levels, the members of the management and the other employees.

         3.1.2.5 Organization of and presiding at the meetings of the Executive Committee.

         3.1.2.6 Representation of the overall interests of the Company towards the authorities, business organizations and other third parties, in conjunction with the Group CEO.

         3.1.2.7 Representation of the Company towards employees and their organizations as well as the pension funds.

         3.1.2.8 Regular reporting to the Board of Directors and the Group CEO and/or the Group Executive Committee and immediate information of the Board of Directors and the Group CEO of all incidents, questions and developments of extraordinary importance for the Company.

         3.1.2.9 Quarterly submission to the Board of Directors and the Group CEO of an appropriate reporting package including a consolidated balance sheets and profit and loss accounts.

         3.1.2.10 Submission to the Board of Directors and the Group CEO of a yearly Company business plan and a yearly Company budget for the upcoming year by the end of the fourth quarter of each business year.

         3.1.2.11 Preparation and continuous control of the budgets of the Company as compared to the actual figures.

         3.1.2.12 Information of Group Audit and the Executive Committee without delay of any irregularities or inadequacies concerning the management of the Company or individual members thereof.

         3.1.2.13 Submission of proposals to the Board of Directors or the Executive Committee concerning items which are within their


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                  duties and responsibilities or subject to their approval or decision as provided for in these Organizational By-laws.


3.2 DUTIES AND RESPONSIBILITIES BASED ON THE ORGANIZATIONAL BY-LAWS OF CONVERIUM HOLDING LTD

3.2.1 Furthermore, in accordance with Article 6.2 of the Organizational By-laws of Converium Holding Ltd, the CEO Converium Ltd has the following duties, responsibilities and competencies with respect to the
         Company:

         3.2.1.1 Preparation of the strategic planning and submission of the strategic planning to the Global Executive Committee for review.

         3.2.1.2 Decision on the exercise of voting rights in shareholders meetings of the subsidiaries and joint ventures of the Company, other than with respect to the subsidiaries and joint ventures defined by the Global Executive Committee from time to time.

         3.2.1.3 Expenses and capital expenditures beyond the approved budget of the Company up to an amount of USD 1 million per transaction.

         3.2.1.4 Long-term lease, leasing, consultant, co-operation and agency Agreements up to an amount of USD 1 million per transaction.

         3.2.1.5 Entering into lawsuits and settlements up to an amount of USD 1 million per case (other than with respect to cases which are likely to have a major impact on the reputation of the Group which are within the competence of the board of directors of Converium Holding Ltd).


3.3      REPORTING, DELEGATION

3.3.1 In addition to other reporting duties provided for in these Organizational By-laws, the CEO Converium Ltd shall report on a regular basis to the Global CEO and/or the Group Executive Committee, in accordance with the instructions issued by the Global CEO.


4        OTHER FUNCTIONAL LEVELS


4.1      ORGANIZATION

4.1.1 In Switzerland, the activities of the Company shall be organized as follows:

         o        Office of the CEO Converium Ltd.

         o        Office of the CFO Converium Ltd.


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         o        Transactional Legal Services.

         o        Underwriting Overseas.

         o        Underwriting Europe.

         o        Underwriting Speciality Lines(3).

         o        Information Technologies.

         o        Actuarial Services.

         o        Human Resources of the Group.

         o        Group Risk Management.

4.1.2 Outside Switzerland, the Company pursues its activities through the following branches and representative offices or subsidiaries(4):

         o        Singapore (branch).

         o        Australia (branch).

         o        Labuan (branch).

         o        Bermudas (branch).

         o        Guernsey (subsidiary).

         o        Argentina (representative office).

         o        London (representative office).

         o        Mexico (representative office).

         o        Brazil (representative office).

         o        Tokyo (representative office).

..

         The powers of the managers of these branches and representative offices is set forth in a "Powers reserved letter for Overseas Managers" issued by the CEO Converium Ltd to each of such branches and representative offices.



4.2      DUTIES AND RESPONSIBILITIES, REPORTING

4.2.1 The duties, responsibilities and competencies of the Functional Levels as well as their reporting shall be described in separate Functional Descriptions issued by the Executive Committee.

4.2.2 The Management Regulations shall also detail the deputyship in case of non-availability of any of the Executive Managers.




_________________________

(3) Amendment as per BOD Meeting dd. October 24, 2002.
(4) Amendment as per BOD Meeting dd. October 24, 2002.


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5.       ADOPTION AND AMENDMENT

         These Organizational By-laws were adopted by the Board of Directors on May 29, 2002.

         Amendments and additions to these Organizational By-laws must be resolved upon by the Board of Directors.

         Every three years, at the latest, these Organizational By-laws are to be reviewed and, if necessary, revised by the Board of Directors.





Place and Date: _________________________________





_____________________________                _____________________________
DIRK LOHMANN                                 CHRISTIAN FELDERER
Group Chief Executive Officer                Group General Counsel and Secretary
























Attachment


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         o        Converium Ltd - Functional Descriptions of Executive Committee
                  Converium Ltd(5)







_________________________

(5) Amendment as per BOD Meeting dd. October 24, 2002.


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